Exhibit 99.1
SUBSCRIPTION AGREEMENT
CytoDyn, Inc.
200 West De Vargas St., Suite 1
Santa Fe, NM  87501

Gentlemen:

The undersigned has read and understands the matters set forth in your prospectus dated ___________________, 2004. The undersigned represents as set forth below and subscribes to purchase ________shares at $0.75 per Share, for $_______________, subject to your acceptance of this subscription. There is no minimum contingency and proceeds may be utilized upon receipt. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

State:_____________________

A State foreign to U.S.A.:__________________


Dated:______________.


___________________________
Signature


______________________________________________________
Name of Corporation, Trust, Print or type name of or Partnership Signer


______________________________________________________
State where incorporated,P.O. Box or Street Address organized, or domiciled


______________________________________________________
Print Signer's Capacity, City, State and Zip Code


______________________________________________________
Tax ID Number or Social Security Number

______________________________________________________
Telefax and Phone Numbers